UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2009

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2009, we appointed Edwin P. Garrubbo to our board of directors. Mr. Garrubbo currently is the Chief Executive Officer of Creative Commerce, LLC ("Creative Commerce"), an investment and strategy firm focused on electronic retailing, which he founded in January 2006. Previously, Mr. Garrubbo was chief executive officer of American Telecast Products from 2001 to December, 2005. Mr. Garrubbo has 15 years experience in the electronic retailing industry and is the past Chairman and current board member of the Electronic Retailing Association.

It has not yet been determined on which committees of the Board Mr. Garrubbo will serve.

In connection with his appointment to the board, we granted Mr. Garrubbo options to purchase 30,000 shares of our common stock at an exercise price of $2.98 per share, equal to the fair market value on the date of grant. The options vest immediately and have a term of 10 years from the date of grant. We also gave Mr. Garrubbo a grant of 7,342 shares of restricted stock, which vests on the day prior to our next annual shareholders meeting, currently scheduled to be held on June 24, 2010. Mr. Garrubbo also will receive our standard director compensation package.

In April 2009, we entered into marketing agreements with Creative Commerce and its subsidiary, International Commerce Agency, LLC ("International Commerce"), under which Creative Commerce and International Commerce agreed to provide consulting services to the Company in the electronic retailing industry. Mr. Garrubbo is the majority owner of both Creative Commerce and International Commerce. Under the agreements, the Company paid to these companies cash retainers in an aggregate amount of $75,000, and the Company also agreed to pay commissions to these companies based on sales of specified products through vendors identified by these companies. To date, no commissions have been paid to Creative Commerce and International Commerce.

A copy of the press release announcing Mr. Garrubbo's appointment is included as Exhibit 99 hereto.

Item 9.01 Financial Statements and Exhibits.

99 Press Release dated July 27, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

July 28, 2009	By:	Nathan E. Fagre

Name: Nathan E. Fagre
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press Release dated July 27, 2009